Exhibit 10.33

LES LABORATOIRES SERVIER

Pharmacyclics, Inc.
995 E. Arques Avenue
Sunnyvale, California
UNITED STATES OF AMERICA

For the attention of : Vice President of Business Development
Cc: Chief Financial Officer

Subject: Servier’s termination commitments

September 24, 2014

Dear Sirs,

In the spirit of enabling a smooth transition of our relationship following the termination of our collaboration agreement dated April 9, 2009, we would like to inform you that we are committed to:

•
Assign and do hereby assign for free all right, title and interest to our interests in the joint patent applications that have been filed during our collaboration (hereafter the “Joint Patent Applications”) listed in Exhibit A attached hereto as well as, upon Pharmacyclics’ request, Servier’s patent application entitled “Biomarkers for the identification of chemosensitivity” (hereafter the “Servier Patent Application”) listed in Exhibit B attached hereto, provided that Servier shall retain a worldwide non-exclusive royalty free and perpetual license under such Servier Patent Application. The Joint Patent Applications are assigned to Pharmacyclics on an “as is” basis, with no representation and no warranty whatsoever. Likewise, the Patent Application is assigned to Pharmacyclics on an “as is” basis, with no representation and no warranty whatsoever except as to the material existence of the Patent Application. The Parties will work together to formalize the documents necessary to such assignment and the Parties agree that Servier will retain the right to use such Joint Patent Applications as needed until the Agreement is terminated, which is November 23, 2014.

•	Supply Pharmacyclics with:

1.	5000 20 mg and 2000 80 mg tablets of Abexinostat tosylate for use with animals

2.
A batch of approximately 150,000 20 mg and 85,000 80 mg tablets (€ [**]) of Abexinostat tosylate, subject to the signature of a tripartite quality agreement with Pharmacyclics and the manufacturer, [**]

3.	A remaining quantity of 37 kg of active principle of Abexinostat tosylate not used for the manufacturing of the above quantities of finished product at a price of [**]€ per kg.

4.
Current stock of Abexinostat hydrochloride drug product subject to a quality agreement with Servier and Pharmacyclics, in case Pharmacyclics would like the on-going clinical trials to be transitioned to Pharmacyclics following termination of collaboration agreement

(hereafter together referred to as the “Supplies”)

Merci d’adresser toute correspondence au :
Siège social : 50, rue Carnot ● 92284 Suresnes cedex ● Tèl.: 01.55.72.60.00
S.A.S au capital de 34.590.852 euros ● 085 480 796 RCS Nanterre

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Servier’s supply proposal is conditional upon Pharmacyclics irrevocably accepting the following conditions:

The Supplies would be delivered ‘as is’ with no warranty or representation whatsoever from Servier except that the supplies will be compliant with their specifications for European clinical trial drugs. Except in the event of non-compliance with their specifications, Servier shall have no liability whatsoever towards Pharmacyclics in relation with the use by Pharmacyclics of the Supplies. In addition, Pharmacyclics shall defend and hold Servier harmless in the event of any third party claim including but not limited to product liability claims in relation with the use of the Supplies by Pharmacyclics, its affiliates, its licensees, its contractors and its agents.

•	Transfer to Pharmacyclics, at Pharmacyclic’s costs and expense all Servier Know-How generated during the collaboration.

Please evidence your agreement with the foregoing by executing and delivering a counterpart signature page as indicated below.

Yours sincerely,

For LES LABORATOIRES SERVIER		INSTITUT DE RECHERCHES INTERNATIONALES SERVIER

By:	/s/ Pascal Touchon	By:	/s/ Jean-Pierre Abastado
Name:	Pascal TOUCHON	Name:	Jean-Pierre ABASTADO
Title:	Proxy	Title:	Director of Oncology Innovation Therapeutic Pole

By:	/s/ Bernard Marchand
Name:	Bernard MARCHAND
Title:	Vice President, Director of Research & Development Operations

Agreed and accepted this 24 day of September, 2014

By:	Pharmacyclics, Inc.
/s/ Mahkam Zanganeh
Name:	Mahkam Zanganeh
Title:	Chief Operating Officer

Cc. Legal Department - Les Laboratoires Servier – 50 rue Carnot 92284 Suresnes Cedex France

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

Joint Patent Applications
[**]

Application No / Serial No	Country	Filing Date
[**]	[**]	[**]

[**]

Application No / Serial No	Country	Filing Date
[**]	[**]	[**]

[**]

Application No / Serial No	Country	Filing Date
[**]	[**]	[**]

[**]

Application No / Serial No	Country	Filing Date
[**]	[**]	[**]

[**]

Application No / Serial No	Country	Filing Date
[**]	[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B
Servier Patent Application
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.